Exhibit 4.1





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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


                         PNC BANK, NATIONAL ASSOCIATION,
                                     TRUSTEE



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                  SERIES 1998-B POOLING AND SERVICING AGREEMENT

                             DATED AS OF MAY 1, 1998


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                        OAKWOOD MORTGAGE INVESTORS, INC.

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1998-B


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





         THIS SERIES 1998-B POOLING AND SERVICING AGREEMENT, dated as of May 1, 1998, is made with respect to the formation of OMI Trust 1998-B (the "Trust") among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation ("OMI"), OAKWOOD ACCEPTANCE CORPORATION, a North Carolina corporation ("OAC" and, in its capacity as servicer, the "Servicer"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Pooling and Servicing Agreement, November 1995 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.


                              PRELIMINARY STATEMENT

         The Board of Directors of OMI has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $300,000,000, to be known as the Senior/Subordinated Pass-Through Certificates, Series 1998-B (the "Certificates"). The Certificates consist of 11 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.


         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust (except the Pre-Funding Account) as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedules attached as Schedule I and
Schedule II (as defined below) hereto. The Issuing REMIC will consist of the nine Subaccounts designated as provided herein. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.

                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, OMI hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse and for the exclusive benefit of the Holders of the Certificates, all of OMI's right, title and interest in and to, and any and all benefits accruing to OMI from, (a) the Contracts listed in Schedule IA and Schedule IIA hereto and the Mortgage Loans (together with the Contracts, the "Assets") listed in Schedule IB and Schedule IIB hereto (Schedule IA and Schedule IB shall be collectively referred to herein as "Schedule I," and Schedule IIA and Schedule IIB shall be collectively referred to herein as "Schedule II"), together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all

                                      S-1

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rights to receive all  principal  and interest  payments due on the Assets after the applicable Cut-off Date, including such scheduled payments received by OMI or OAC on or prior to the applicable Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the applicable Cut-off Date; (b) the security interests in the Manufactured Homes, Mortgaged Properties and Real Properties granted by the Obligors pursuant to the related Assets; (c) all funds, other than investment earnings, relating to the Pre-Funding Account, to the Assets on deposit in the Certificate Account or in the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to OMI under the Sales Agreement with respect to the Assets (provided that OMI shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").


         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.


SECTION 1.        STANDARD TERMS.
                  ---------------

         OMI, the Servicer and the Trustee acknowledge that the Standard Terms prescribe certain obligations of OMI, the Servicer and the Trustee with respect to the Certificates. OMI, the Servicer and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

SECTION 2.        DEFINED TERMS.
                 ---------------

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:


         "Accrual Date": The Accrual Date shall be (i) with respect to the Class A-1 Certificates, the Closing Date and (ii) with respect to all other Classes of Certificates, May 1, 1998.
                                      S-2


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         "Adjusted Certificate Principal Balance": With respect to each Class of
Subordinated  Certificates  on  any  date  of  determination,   its  Certificate
Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Class on such Distribution Date.


         "Adjusted Subaccount Principal Balance": With respect to each of the Corresponding Subaccounts relating to the Subordinated Certificates, on any date of determination, its Subaccount Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Subaccount on such Distribution Date.


         "Available Distribution Amount": For each Distribution Date, the amount on deposit in the Distribution Account at the commencement of business on such Distribution Date, less the amounts distributable from the Distribution Account in accordance with clauses (1) through (4) of Section 4.03(a) of the Standard Terms.

         "Average Sixty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Sixty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed
of) as to which a Monthly Payment thereon is delinquent 60 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "Average Thirty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Thirty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Thirty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed of) as to which a Monthly Payment thereon is delinquent 30 days or more as of the end of the related Collection Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

      "Book-Entry Certificates":  The Class A, Class M and Class B Certificates.

         "Carryover Interest Distribution Amount": With respect to each Class of Certificates, except the Class X Certificates and the Residual Certificates, and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on such amount at the Pass-Through Rate in effect for such Class during the related Interest Accrual Period. With respect to each Subaccount on each Distribution

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Date, all amounts that were allocable to such Subaccount as Priority Interest
Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on any such amount at the Pass-Through Rate in effect for the Corresponding Certificates with respect to such Subaccount during the related Interest Accrual Period.

         "Carryover Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, all amounts that were distributable on such Subaccount as Non-Priority Interest Distribution Amounts on previous Distribution Dates that remain unpaid.

         "Carryover Writedown Interest Distribution Amount": With respect to each Distribution Date and each related Class or Subaccount, all amounts that were distributable on such Class or Subaccount as Writedown Interest Distribution Amounts and Carryover Writedown Interest Distribution Amounts on the previous Distribution Date but not previously distributed, plus interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate.

         "Class  A  Certificates":   The  Class  A-1  Certificates,   Class  A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.

         "Class A Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M-1 Adjusted Certificate Principal Balance, the Class M-2 Adjusted Certificate Principal Balance, the Class B-1 Adjusted Certificate Principal Balance and the Class B-2 Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

         "Class A Principal Distribution Amount": For any Distribution Date, will equal (i) prior to the Cross-over Date, the entire Principal Distribution Amount, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the entire Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class A Principal Distribution Amount exceeds the Class A Certificate Principal Balance less the Principal
Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class M-1 Principal Distribution Amount.

         "Class A Subaccounts": Any or all, as appropriate, of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-5 Subaccounts.

         "Class B Certificates": The Class B-1 Certificates and Class B-2 Certificates.

         "Class B Subaccounts": Any or all, as appropriate, of the Class B-1 or Class B-2 Subaccounts.

         "Class B-1 Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Adjusted Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M-1 Adjusted Certificate Principal Balance, the Class M-2 Adjusted Certificate Principal Balance, the Class B-1 Adjusted Certificate Principal Balance and the Class B-2 Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

         "Class B-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero,
(ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class B-1
Principal Distribution Amount exceeds the Class B-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class B-2 Principal Distribution Amount.

         "Class B-2 Floor Amount": With respect to any Distribution Date, either
(a) 2.00% of the aggregate principal balance of the Pool Scheduled Principal Balance as of the Cut-off Date, if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

         "Class B-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B-2 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M-1 Adjusted Certificate Principal Balance, the Class M-2 Adjusted Certificate Principal Balance, the Class B-1 Adjusted Certificate Principal Balance and the Class B-2 Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

         "Class B-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or
(iv) on any other Distribution Date, the Class B-2 Percentage of the Principal Distribution Amount. If the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts otherwise allocable as Class B-2 Principal Distribution Amounts shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount then to the Class M-1 Principal Distribution Amount, and finally to the Class A Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount. On any Distribution Date, the Class B-2 Principal Distribution Amount shall not exceed the Class B-2 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and such Distribution Date.

         "Class M Certificates":  The Class M-1 and Class M-2 Certificates.

         "Class M-1 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-1 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M-1 Adjusted Certificate Principal Balance, the Class M-2 Adjusted Certificate Principal Balance, the Class B-1 Adjusted Certificate Principal Balance and the Class B-2 Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

         "Class M-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-1 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class M-1 Principal Distribution Amount exceeds the Class M-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class M-2 Principal Distribution Amount.

         "Class M-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-2

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Adjusted  Certificate  Principal Balance  immediately prior to such Distribution
Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M-1 Adjusted Certificate Principal Balance, the Class M-2 Adjusted Certificate Principal Balance, the Class B-1 Adjusted Certificate Principal Balance and the Class B-2 Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

         "Class M-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-2 Percentage of the Principal Distribution Amount. For any Distribution Date, if the Class M-2 Principal Distribution Amount exceeds the Class M-2 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class B-1 Principal Distribution Amount.

         "Class M Subaccounts": Any or all, as appropriate, of the Class M-1 or Class M-2 Subaccounts.

         "Class R Certificates": The Class R Certificates, which represent beneficial ownership of both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "Class R-1 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 12(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "Class R-2 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 12(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "Class X Carryover Strip Amount": With respect to the Class X Certificates on each Distribution Date, all amounts that were distributable on such Class as Class X Strip Amounts on previous Distribution Dates that remain unpaid.

         "Class X  Certificates":  The Class X Certificates  created pursuant to
Section 3 hereof.

         "Class X Strip Amount": With respect to any Distribution Date, 30 days' interest on the Subaccount Principal Balance of the Class A, Class M and Class B Subaccounts, at a rate equal to the difference, if any, between the Weighted Average Net Asset Rate and the weighted average of the Pass-Through Rates on the Class A, Class M and Class B Subaccounts. Solely for the purposes of this calculation, the Pass-Through Rates of the Class A, Class M and Class B Subaccounts shall be the Pass-Through Rates on the respective Corresponding Certificates.

         "Closing Date":  June 4, 1998.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee".

         "Corresponding   Certificates":   For  any  Subaccount,  the  Class  of
Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "Corresponding   Subaccount"  For  any  Class  of   Certificates,   the
Subaccount bearing the same letter and numerical designation as that borne by such Class.

         "Cross-over Date": The later to occur of (a) the Distribution Date occurring in December 2002 or (b) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the aggregate Adjusted Certificate Principal Balance of the Subordinated Certificates for such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on such Distribution Date, equals or exceeds 1.75 times the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the initial aggregate Adjusted
Certificate Principal Balance of the Subordinated Certificates and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

         "Cumulative Realized Losses": With respect to any Distribution Date, the aggregate Realized Losses incurred on the Assets during the period from the Cut-off Date through the end of the related Prepayment Period.

         "Current Realized Loss Ratio": With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

         "Cut-off Date": With respect to the Initial Assets, May 1, 1998, and with respect to the Subsequent Assets, (i) May 26, 1998, with respect to Principal Prepayments and all other unscheduled collections, and (ii) June 1, 1998, with respect to Monthly Payments and all other matters.

         "ERISA Restricted Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Class R Certificates.

         "Floating Rate Determination Date": For any Interest Accrual Period for the Class A-1 Certificates, the second London Banking Day prior to the commencement of such Interest Accrual Period.

         "Guarantor":  Oakwood Homes.

         "Initial Assets":  The Assets identified on Schedule I hereto.

         "Institutional Holder": An insurance company whose long-term debt is rated at least A -(or equivalent rating) by a Rating Agency, or an equivalent rating from any other nationally recognized statistical rating organization.

         "Interest Distribution Amount": On each Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on (i) in the case of the Class A Certificates or the Class A Subaccounts, the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date and (ii) in the case of the Subordinated Certificates or the Corresponding Subaccounts, on the Adjusted Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date.

         "Issuing REMIC":  The Trust REMIC consisting of the Subaccounts.

         "Issuing REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "Limited Guarantee": The Limited Guarantee by the Guarantor dated as of May 1, 1998, for the benefit of the Trustee, of Limited Guarantee Payment Amounts.

         "Limited Guarantee Payment Amount": With respect to any Distribution Date, the amount after giving effect to the allocation of the Available Distribution Amount for such date, equal to the amount of shortfalls in collections on the Assets otherwise distributable on such Distribution Date not in excess of the sum of (a) any unpaid Interest Distribution Amount, Carryover Interest Distribution Amount, Writedown Interest Distribution Amount and Carryover Writedown Interest Distribution Amount distributable on such Distribution Date pursuant to clauses (iv) and (xiii) of Section 5(b) hereof and
(b) any unpaid principal amounts payable on such Distribution Date pursuant to clauses (xiv) and (xv) under Section 5(b) hereof.

         "London Banking Day": Any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         "Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the positive difference, if any, between
(i) the related Interest Distribution Amount for such Subaccount and (ii) the related Priority Interest Distribution Amount for such Subaccount.

         "Notional Principal Balance": The Notional Principal Balance of the Class X Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date.

      "Oakwood Homes":  Oakwood Homes Corporation, a North Carolina corporation.

      "Offered Certificates":  The Class A, Class M and Class B Certificates.

      "Offered Subordinated Certificates": The Class M and Class B Certificates.

      "One-Month LIBOR": For each applicable Interest Accrual Period, the per annum rate established in accordance with the provisions of Section 15 hereof.

         "Pass-Through Rate": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) on any Distribution Date, the per annum rate for such Class set forth in the table in Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "Pooling REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "Pooling REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.

         "Pre-Funded Amount": The difference between the aggregate Certificate Principal Balance of the Offered Certificates on the Closing Date and the aggregate Scheduled Principal Balance of the Initial Assets as of the Cut-off Date, as reduced from time to time.

         "Pre-Funding Account": The account so designated and established pursuant to Section 8 hereof.

         "Pre-Funding Period": The period beginning on the Closing Date and ending on the close of business on June 11, 1998.

         "Principal Distribution Shortfall Carryover Amount": With respect to each Distribution Date and each Class of Certificates, an amount equal to all Principal Distribution Amounts distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates. With respect to each Distribution Date and each Corresponding Subaccount, an amount equal to all Principal Distribution Amounts distributable on the Corresponding Certificates from previous Distribution Dates that have not yet been distributed on such Corresponding Certificates.

         "Principal Distribution Tests": With respect to each Distribution Date:
(a) the Average Sixty-Day Delinquency Ratio as of such Distribution Date does not exceed 5%; (b) the Average Thirty-Day Delinquency Ratio as of such Distribution Date does not exceed 7%; (c) the Cumulative Realized Losses as of such Distribution Date do not exceed an amount equal to the percentage set forth below of the initial aggregate Certificate Principal Balance of all the
Certificates:

         Distribution Dates                                           Percentage
         ------------------                                           ----------

         December 2002 through May 2004                                     7%
         June 2004 through May 2005                                         8%
         June 2005 through and after                                        9%

; and (d) the Current Realized Loss Ratio as of such Distribution Date does not exceed 2.75%.

         "Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the Interest Distribution Amount for the Corresponding Certificates.

         "Private   Certificates":   The  Class  X  Certificates   and  Residual
Certificates.

         "Qualified Bidders": Firms and institutions that are engaged in the business of buying and selling manufactured housing paper.

         "Rating Agency": Each of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (26 Broadway, 15th Floor, New York, New York 10004), and Fitch IBCA, Inc. (One State Street, New York, New York 10004).

         "Regular Certificates": The Class A Certificates, Class M Certificates, Class B Certificates and Class X Certificates.

         "Residual Certificates": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 12(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

         "Rule 144A Certificates":  The Class X and Residual Certificates.

         "Servicing Fee Rate":  1.00% per annum.

         "Subaccount": Each of the following nine subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth below:


                                                                                           INITIAL
                                                                                         SUBACCOUNT
             SUBACCOUNT                       PASS-THROUGH RATE                       PRINCIPAL BALANCE
             ----------                       -----------------                       -----------------
                A-1                                  (1)                                  $62,900,000
                A-2                                  (1)                                  $57,600,000
                A-3                                  (1)                                  $33,700,000
                A-4                                  (1)                                  $18,700,000
                A-5                                  (1)                                  $64,850,000
                M-1                                  (1)                                  $23,250,000
                M-2                                  (1)                                  $12,750,000
                B-1                                  (1)                                  $11,250,000
                B-2                                  (1)                                  $15,000,000


                  (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.


         The Final Scheduled Distribution Date for each Subaccount is as follows:

                                                                    FINAL SCHEDULED
          SUBACCOUNT                                                DISTRIBUTION DATES
          ----------                                                ------------------
              A-1                                                   February 15, 2007
              A-2                                                   July 15, 2011
              A-3                                                   January 15, 2015
              A-4                                                   March 15, 2017
              A-5                                                   September 15, 2026
              M-1                                                   May 15, 2024
              M-2                                                   May 15, 2023
              B-1                                                   March 15, 2022
              B-2                                                   April 15, 2028

For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be its final Scheduled Distribution Date as set forth above.

         "Subaccount Principal Balance": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Sections 5(a) and 7 hereof.

         "Subordinated Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Residual Certificates.

         "Subsequent Assets":  The Assets identified on Schedule II hereto.

         "Subsequent Transfer Date": The date on which Subsequent Assets are transferred to the Trust pursuant to the Sales Agreement.

         "Trustee": PNC Bank, National Association, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to Corporate Trust Department, 1600 Market Street, 30th Floor, Philadelphia, PA 19103, Attn: OMI Trust 1998-B (the "Corporate Trust Office"), or its successor in interest.

         "Trust REMIC":  Each of the Pooling REMIC and the Issuing REMIC.

         "Underwriters": Credit Suisse First Boston Corporation (whose address is 11 Madison Avenue, 20th Floor, New York, New York 10010) and Prudential Securities Incorporated (whose address is One New York Plaza, 15th Floor, New York, New York 10292-2015.

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Assets that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate.

         "Writedown Amount": With respect to each Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all the Certificates, after all distributions have been made on the Certificates on such Distribution Date pursuant to Section 5(b) hereof, exceeds (ii) the Pool Scheduled Principal Balance of the Assets for the next Distribution Date.

         "Writedown Interest Distribution Amount": With respect to each Distribution Date and each Class of Subordinated Certificates, interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount. With respect to each Distribution Date and each Corresponding Subaccount, interest accrued during the related Interest Accrual Period on any related Writedown Amount at the Pass-Through Rate applicable to the Corresponding Certificates.

SECTION 3.        CERTIFICATES.
                  -------------

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $300,000,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in eleven Classes having the designations, initial Certificate Principal Balances, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:


                                         INITIAL                                              FINAL
                                       CERTIFICATE                                          SCHEDULED
                                        PRINCIPAL           PASS THROUGH                  DISTRIBUTION
DESIGNATION                              BALANCE              RATE                          DATE(9)
-----------                              -------              ----                          -------

A-1                                    $62,900,000              (1)                     February 15, 2007
A-2                                    $57,600,000             6.150%                   July 15, 2011
A-3                                    $33,700,000             6.200%                   January 15, 2015
A-4                                    $18,700,000             6.350%                   March 15, 2017
A-5                                    $64,850,000               (2)                    September 15, 2026
M-1                                    $23,250,000               (3)                    May 15, 2024
M-2                                    $12,750,000               (4)                    May 15, 2023
B-1                                    $11,250,000               (5)                    March 15, 2022
B-2                                    $15,000,000               (6)                    April 15, 2028
 X                                     (7)                       (7)                    April 15, 2028
 R                                     (8)                       (8)                    April 15, 2028



         (1) The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be the per annum rate equal to the lesser of One-Month LIBOR, as determined (except for the initial Distribution
         Date) on the applicable Floating Rate Determination Date, plus 0.04%, or the Weighted Average Net Asset Rate. For the initial Distribution Date, the Pass-Through Rate for the Class A-1 Certificates will be ______% per annum, and the initial Interest Accrual Period for the Class A-1 Certificates will commence on the Closing Date and end on June 14, 1998.

         (2) The Pass-Through Rate on the Class A-5 Certificates for any Distribution Date shall be equal to the lesser of (i) 6.675% per annum and (ii) the Weighted Average Net Asset Rate.

         (3) The Pass-Through Rate on the Class M-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 6.800% per annum and (ii) the Weighted Average Net Asset Rate.

         (4) The Pass-Through Rate on the Class M-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.025% per annum and (ii) the Weighted Average Net Asset Rate.

         (5) The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.450% per annum and (ii) the Weighted Average Net Asset Rate.

         (6) The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.750% per annum and (ii) the Weighted Average Net Asset Rate.

         (7) The Class X Certificates shall have no Certificate Principal Balance and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the applicable Class X Strip Amount and any Class X Carryover Strip Amount.

         (8) The Class R Certificates shall have no Certificate Principal Balance and no Pass-Through Rate, and shall represent the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
         Section 12(b) hereof, the Class R-1 and Class R-2 Certificates shall have no Certificate

         Principal Balances and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC and the Pooling REMIC, respectively.


         (9) For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

SECTION 4.        DENOMINATIONS.

     The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         The Class X Certificates and the Residual Certificates will be issued in certificated, fully registered form. The Class X Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to 10%.

SECTION 5.        DISTRIBUTIONS.


         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution Amount to the various Subaccounts, and, where applicable, OAC, to the extent of the amount thereof remaining after application pursuant to clauses (1) through (4) of
Section 4.03 of the Standard Terms, in the following manner and in the following order of priority:

         (i) First, concurrently, to each Class A Subaccount, (A) first, its Priority Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among the Class A Subaccounts PRO RATA based on their respective Priority Interest Distribution Amounts, and (B) second, the related Carryover Interest Distribution Amount for such Distribution Date, if any, in each case with the Available Distribution Amount being allocated among the Class A Subaccounts PRO RATA based on their respective Carryover Interest Distribution Amounts;

         (ii) Second, to the Class M-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iii) Third, to the Class M-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iv) Fourth, to the Class B-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (v) Fifth, to the Class B-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (vi) Sixth, concurrently, to each Class A Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class A Subaccounts, if any, for such Distribution Date, allocated among the Class A Subaccounts pro rata based on the Certificate Principal Balances of their respective Corresponding Certificates;

         (vii) Seventh, to the Class A Subaccounts, the Class A Principal Distribution Amount, allocated in the following sequential order:

                                     (1) First, to the Class A-1 Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until the Class A-1 Certificate Principal Balance has been reduced to zero;

                                     (2) Second, to the Class A-2 Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until the Class A-2 Certificate Principal Balance has been reduced to zero;

                                     (3) Third, to the Class A-3 Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until the Class A-3 Certificate Principal Balance has been reduced to zero;

                                     (4) Fourth, to the Class A-4 Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until the Class A-4 Certificate Principal Balance has been reduced to zero; and

                                     (5) Fifth, to the Class A-5 Subaccount in
                  reduction of the Subaccount Principal Balance of such Subaccount, until the Class A-5 Certificate Principal Balance has been reduced to zero;

                           PROVIDED, HOWEVER, that on any Distribution Date on
                  which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, the Class A Principal Distribution Amount will be allocated among the Class A Subaccounts PRO RATA based upon the Certificate Principal Balances of their respective Corresponding Certificates;

         (viii) Eighth, to the Class M-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-1 Certificate Principal Balance is reduced to zero;

         (ix) Ninth, to the Class M-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-2 Certificate Principal Balance is reduced to zero;

         (x) Tenth, to the Class B-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-1 Certificate Principal Balance is reduced to zero;

         (xi) Eleventh, to the Class B-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-2 Certificate Principal Balance is reduced to zero;

         (xii) Twelfth, if Oakwood Acceptance Corporation is the Servicer, to the Servicer in the following sequential order: (A) the Servicing Fee with respect to such Distribution Date; and (B) any Servicing Fees from previous Distribution Dates remaining unpaid;

         (xiii) Thirteenth, to each Subaccount, (i) first, its Carryover Non-Priority Interest Distribution Amount for such Distribution Date,
         (ii) second, its Non-Priority Interest Distribution Amount for such Distribution Date, and (iii) its remaining Subaccount Principal Balance in each case with the Available Distribution Amount being allocated among the Subaccounts pro rata based upon the total amount remaining to be paid with respect to each Subaccount under each clause of this provision; and

         (xiv) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above and Section 6 below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:

         (i) First, concurrently, to each Class of Class A Certificates, (A) first, its Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes PRO RATA based on their respective Interest Distribution Amounts, and (B) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Classes of Class A Certificates PRO RATA based on their respective Carryover Interest Distribution Amounts;

         (ii) Second, to the Class M-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iii) Third, to the Class M-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iv) Fourth, to the Class B-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (v) Fifth, to the Class B-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (vi) Sixth, concurrently, to each Class of Class A Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class A Certificates, if any, for such Distribution Date, allocated among the Class A Certificates pro rata based on their respective Certificate Principal Balances;

         (vii) Seventh, to the Class A Certificates, the Class A Principal Distribution Amount allocated sequentially to the Class A Certificates in the order of their numerical designations, in reduction of the Certificate Principal Balance of such Classes, until reduced to zero; PROVIDED, HOWEVER, that on any Distribution Date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Balance of the Class A Certificates, immediately prior to such Distribution Date, the Class A Principal Distribution Amount will be allocated among the Class A Certificates PRO RATA based upon their respective Certificate Principal Balances;

         (viii) Eighth, to the Class M-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (ix) Ninth, to the Class M-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (x) Tenth, to the Class B-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (xi) Eleventh, to the Class B-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (xii) Twelfth, to the Class X Certificates in the following sequential order:

                  (A)      the current Class X Strip Amount; and

                  (B)      any Class X Carryover Strip Amount; and

         (xiii) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (c) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class A, Class M or Class B Certificates issued after the Closing Date in certificated, fully-registered form, the registered owner of Class A, Class M or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, and (B) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

         (d) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

             (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

SECTION 6.        LIMITED GUARANTEE.

         The Trustee is the beneficiary of the Limited Guarantee. No later than 1:00 p.m. New York City time on each Remittance Date, after taking into account the amounts allocated to the various Subaccounts in accordance with Section 5(b) hereof, the Trustee shall, in accordance with the related Remittance Report and in accordance with the terms of the Limited Guarantee, notify the Guarantor of any Limited Guarantee Payment Amount payable under the Limited Guarantee on the related Distribution Date. In addition, the Servicer shall notify the Guarantor as soon as practical (but no later than the related Remittance Date) after determining that a Limited Guarantee Payment Amount shall be payable under the Limited Guarantee on the related Distribution Date. Under the Limited Guarantee, upon receipt of notice as described above, the Guarantor shall be required to deliver the Limited Guarantee Payment Amount, if any, on or prior to the Remittance Date for the related Distribution Date. Such Limited Guarantee Payment Amount received by the Trustee shall be paid to the Holders of the Class B-2 Certificates on such Distribution Date (or such later date, if such amounts are received subsequent to such Distribution Date). In no event shall the Limited Guarantee Payment Amount be distributed on any Class of Certificates other than the Class B-2 Certificates and any such amounts received by the Trustee which are not distributable to the Class B-2 Certificates shall be returned by the Trustee to the Guarantor. The Trustee shall promptly notify the Rating Agencies in the event a Limited Guarantee Payment Amount, if any, is not received in a timely manner with respect to a Distribution Date. Any Limited Guarantee Payment Amounts made by the Guarantor to the Trustee shall be made in cash and shall be considered to be payments made to the Issuing REMIC in the nature of a guarantee within the meaning of I.R.C. ss. 860G(d)(2)(B).

SECTION 7.        ALLOCATION OF WRITEDOWN AMOUNTS.

         On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the Writedown Amount, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

         (a) First, to the Class B-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (b) Second, to the Class B-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (c) Third, to the Class M-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero; and

         (d) Finally, to the Class M-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero.

         (e) Writedown Amounts allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Subaccounts pursuant to this Section 7 shall be allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, respectively, until the Adjusted Certificate Principal Balance of each such Class has been reduced to zero.

SECTION 8.  PRE-FUNDING ACCOUNT.

         (a) On or before the Closing Date, the Trustee shall establish a pre-funding account (the "Pre-Funding Account"), which must be an Eligible Account. The Pre-Funding account is to be held by and for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds (excluding investment earnings thereon) in such account are held for the benefit of the Trustee.

         (b) On or before the Closing Date, OMI shall deposit the Pre-Funded Amount in the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

                  (1) Pursuant to and in accordance with the Sales Agreement, on any Subsequent Transfer Date, the Trustee shall withdraw an amount equal to 100% of the Cut-Off Date Principal Balance of each Subsequent Asset transferred and assigned to the

         Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of OMI with respect to such transfer and assignment.

                  (2) On the Business Day immediately preceding the first Distribution Date, the Trustee shall deposit into the Distribution Account any amounts then remaining in the Pre-Funding Account, net of investment earnings, which amounts shall be included in the Available Distribution Amount for such Distribution Date and distributed as an additional prepayment of principal to Certificateholders then entitled to such distributions.

         (c) The Pre-Funding Account shall be part of the Trust, but not part of the Pooling REMIC or the Issuing REMIC. The Trustee, on behalf of the Trust, shall be the legal owner of the Pre-Funding Account. OMI shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Distribution Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments that mature no later than the Business Day prior to the first Distribution Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to OMI. The Trustee shall release to OMI all investment earnings in the Pre-Funding Account on the first Distribution Date.

         (d) Each Subsequent Asset acquired by the Trust with funds from the Pre-Funding Account shall be acquired pursuant to a fixed price contract within the meaning of I.R.C. ss. 860G(a)(3)(A)(ii).

SECTION 9.        REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

         (1) the Interest Distribution Amount for each Class of the Certificates for such Distribution Date (which shall equal the Priority Interest Distribution Amount for the Corresponding Subaccount) and the Carryover Interest Distribution Amount, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution Amount for such Distribution Date;

         (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments, the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution Amount for such Distribution Date.

         (3) the aggregate amount, if any, to be distributed on the Residual Certificates;

         (4) the amount of any Writedown Amounts to be allocated to reduce the Certificate Principal Balance of any Class of Subordinated Certificates (which will be equal to the amount of any Writedown Amount to be allocated to the Corresponding Subaccount) on such Distribution Date;

         (5) the amount of the Limited Guarantee Payment Amount, if any, for such Distribution Date and the aggregate amount of any unpaid Limited Guarantee Payment Amounts for any previous Distribution Dates;

         (6) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) and the Adjusted Certificate Principal Balance of each Class of the Offered Subordinated Certificates (which will be equal to the Adjusted Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

         (7) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to the Priority Interest Distribution Amount and Carryover Interest Distribution Amount remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

         (8) the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to such amounts remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

         (9) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date; and

         (10) the Pre-Funded Amount, if any, in the Pre-Funding Account on such Distribution Date, the amount of funds, if any, used to purchase Subsequent Assets during the Pre-Funding Period, and the amount of funds, if any, allocated as a prepayment of principal at the end of the Pre-Funding Period.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A, Class M or Class B Certificate, as a dollar amount per $1,000 denomination.

         (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to the Underwriters (to the attention of the person, if any, reported to the Trustee by the Underwriters) and to THE BLOOMBERG (to the address and to the person, if any specified to the Trustee by Credit Suisse First Boston Corporation). The Trustee shall not be obligated to mail any Remittance Report to THE BLOOMBERG unless and until Credit Suisse First Boston Corporation shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 10. LIMITED RIGHT OF SERVICER TO RETAIN SERVICING FEES FROM COLLECTIONS.

         The Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account; PROVIDED, HOWEVER, that OAC as Servicer may only so retain its Servicing Fee in respect of a Distribution Date from gross interest collections on the Assets to the extent that the amounts on deposit in the Certificate Account and attributable to the Available Distribution Amount for such Distribution Date exceed the sum of all amounts to be allocated and distributed on such Distribution Date pursuant to clauses (i) through (xxii) under Section 5(b) hereof.

SECTION 11.       MODIFICATIONS OF STANDARD TERMS.

         The following modifications to the Standard Terms shall be in effect with respect to the Certificates only.

       (a)      Section 1.01 of the Standard Terms is hereby amended as follows:

                           (i) the definition of "Available Distribution" is
                  hereby amended by replacing such term with the term "Available Distribution Amount," and each instance in which the term "Available Distribution" is used in the Standard Terms hereinafter shall be deemed to use the term "Available Distribution Amount."

                           (ii) the definition of "Certificate Principal
                  Balance" is hereby amended by replacing such definition in its entirety with the following:

                                    "Certificate Principal Balance": With
                            respect to each Certificate or Class of
                            Certificates, on any date of determination, the outstanding principal amount, if any, of such Certificate(s) immediately prior to the most recently preceding Distribution Date (or in the case of a date of determination on or before the first Distribution Date, an amount equal to the initial principal amount of such Certificate(s) as of the Closing Date) net of the amounts, if any, applied on such preceding Distribution Date to reduce the principal amount of such Certificate(s) in accordance with Section 4.03 hereof.

                            (iii) the definition of "Compensating Interest" is
                  hereby deleted in its entirety.

                            (iv) the definition of "Contract Documents" is
                  hereby amended by deleting the final paragraph thereof and replacing such paragraph in its entirety as follows:

                                    In the case of any Land Secured Contract,
                            the related Contract Documents shall consist of the following documents in lieu of those listed in clause (c) of the foregoing paragraph: (i) the original recorded Mortgage for the related Real Property, with evidence of recordation noted thereon or attached thereto, or a certified copy thereof issued by the appropriate recording office (or, if the Mortgage is in the process of being recorded, a photocopy of the Mortgage, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); (ii) if the Mortgage does not name the related Seller as mortgagee therein or beneficiary thereof, an original recorded assignment or assignments of the Mortgage from the Persons named as mortgagee in, or beneficiary of, such Mortgage, to the related Seller, with evidence of recordation noted thereon or attached thereto, or a certified copy of each such assignment issued by the appropriate recording office (or, if such an original assignment is in the process of being recorded, a photocopy of each such assignment, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); (iii) a copy of the power of attorney delivered by the Seller to the Trustee authorizing the Trustee to execute and record assignments of Mortgages securing Land Secured Contracts from the Seller to the Trustee in the event that recordation of such assignments becomes necessary for foreclosure on the related Real Property by or on behalf of the Trustee; and
                            (iv) if such Land Secured Contract's original principal balance was $40,000 or greater, a copy of the title search report and bring-down thereof (or evidence of title insurance) with respect to the related Real Property.

                            (v) The definition of "Contract Loan-to-Value Ratio"
                  is hereby deleted in its entirety and replaced with the following:

                                    "Contract Loan-to-Value Ratio": Means, (i)
                            as to each Contract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of such Contract to the sum of the purchase price of the home (including taxes, insurance and any land improvements), the tax value or appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed; and (ii) as to each other Contract, the ratio, expressed as a percentage, of the principal amount of such Contract to the purchase price of the home (including taxes, insurance and any land improvements) and the amount of any prepaid finance charges or closing costs that are financed.

                           (vi) the definition of "Eligible Investments" is
                  hereby amended by deleting the word "or" from paragraph (d) thereof; by replacing paragraph (e) thereof in its entirety with "money market accounts or money market funds rated in the highest rating category of the Rating Agency for such money market funds; and"; and by adding a paragraph (f) at the end thereof to read in its entirety as follows:

                                    (f) money market accounts or money market
                            mutual funds investing primarily in obligations of the United States government, and further investing exclusively in debt obligations, PROVIDED, HOWEVER, that such money market accounts or money market mutual funds shall be rated in the highest rating category sufficient to support the initial ratings assigned to a related Series of Certificates.

                           (vii) the definition of "Interest Accrual Period" is
                  hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "Interest Accrual Period": With respect to
                            each Distribution Date (i) for the Class A-1
                            Certificates, the period commencing on the 15th day of the preceding month through the 14th day of the month in which such Distribution Date occurs (except that the first Interest Accrual Period for the Class A-1 Certificates will be the period from the Closing Date through June 14, 1998) and (ii) for the Class A-2, Class A-3, Class A-4, Class A-5, Class M and Class B Certificates, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period. Interest on the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will be computed on the basis of a 360-day year consisting of twelve 30-day months.

                           (viii) the definition of "Mortgage Loan-to-Value
                  Ratio" is hereby deleted in its entirety and replaced with the following:

                                    "Mortgage Loan-to-Value Ratio": Means, as to
                            a Mortgage Loan, the ratio, expressed as a percentage, of the principal amount of such

                            Mortgage Loan at the time of determination, to either (i) the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or (ii) the sum of the purchase price of the home (including taxes, insurance and any land improvements), the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed.

                           (ix) the definition of "Mortgage Loan Documents" is
                  hereby amended by adding to the end of paragraph (e) thereof the following:

                                    and that such Title Insurance Policy is
                            freely assignable to and will inure to the benefit of the Trustee (subject to recordation of the related Assignment of Mortgage).

                            (x) the definition of "Non-U.S. Person" is restated
                  as follows:

                                    "Non-U.S. Person": A foreign person within
                            the meaning of Treasury regulation Section
                            1.860(G)-3(a)(1) (I.E., a person other than (a) a citizen or resident of the United States, (b) a corporation or partnership that is organized under the laws of the United States or any jurisdiction thereof or therein, (c) an estate that is subject to United States federal income tax regardless of the source of its income, or (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust) who would be subject to United States income tax withholding pursuant to section 1441 or 1442 of the Code on income derived from a Residual Interest.

                            (xi) the definition of "Obligor" is hereby restated
                  as follows:

                                    "Obligor": A person who is indebted under a
                            Contract or who has acquired a Manufactured Home subject to a Contract or a person who is the Mortgagor or borrower under a Mortgage Loan or who has acquired a Mortgaged Property subject to a Mortgage Loan.

                           (xii) the definition of "Principal Distribution
                  Amount" is hereby amended by deleting clause (e) and the final proviso of the definition in their entirety;

                           (xiii) the words "Servicing Fees and" is hereby
                  deleted from the two parenthetical phrases included in the definition of "Due Date Interest Shortfall"; and

                            (xiv) the definition of "Qualified Bank" is restated
                  as follows:

                                    "Qualified Bank": Any domestic bank not
                            affiliated with the Seller or OMI (1) having long-term unsecured debt obligations rated in one of the two highest rating categories (without modifiers) of Fitch IBCA, Inc. ("Fitch") and of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or short-term unsecured debt obligations rated in Fitch's and S&P's highest applicable rating category, (2) having commercial paper or short-term unsecured debt obligations rated in Fitch's and S&P's highest applicable rating category, or (3) that is otherwise acceptable to each applicable Rating Agency.

                           (xv) the definition of "Qualified Substitute Asset"
                  is hereby amended by (A) deleting clause (A) in the third sentence thereof in its entirety and replacing it with the following "(A) the Obligor shall not be 30 or more days delinquent in payment on the Qualified Substitute Asset"; and
                  (B) adding after the final sentence thereof the following: "In addition to all other requirements stated in this paragraph, any Replaced Asset that is a Mortgage Loan may only be replaced by another Mortgage Loan."

                           (xvi) the definition of "Servicing Fee" is hereby
                  deleted in its entirety and replaced with the following:

                                    "Servicing Fee": On each Distribution Date,
                            the product obtained by multiplying (a) one-twelfth of the Servicing Fee Rate by (b) the aggregate Scheduled Principal Balance of the Assets immediately prior to the preceding Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) on the day preceding the beginning of such Collection Period).

                           (xvii) the definition of "Termination Price" is
                  hereby amended by deleting the first sentence thereof and replacing such sentence in its entirety as follows:

                                    "Termination Price": With respect to any
                            Terminating Purchase, the greater of (1) the sum of
                            (a) any Liquidation Expenses incurred by the Servicer in respect of any Asset that has not yet been liquidated, (b) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Advances, plus (c) the sum of (i) 100% of the aggregate of the Unpaid Principal Balance of each Asset remaining in the Trust on the day of such purchase, plus accrued interest thereon at the related Asset Rate through the end of the Interest Accrual Period relating to the Termination Date, plus (ii) the lesser of (A) the aggregate of the Unpaid Principal Balances of each Asset relating to any Repo Property or REO Property remaining in the Trust, plus accrued interest thereon at the related Asset Rate through the end of the Interest Accrual Period related to the

                            Termination Date and (B) the current appraised value of any such Repo Property or REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such Repo Property or REO Property, estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously umreimbursed P&I Advances made in respect of such Repo Property or REO Property and (2) the aggregate fair market value of all of the assets of the Trust (as reasonably determined in good faith by the Servicer as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to Section 9.01(c) hereof), plus all previously unreimbursed P&I Advances made with respect to the Assets.

         (b) Section 2.03 of the Standard Terms is hereby amended by the addition of the following Section 2.03(d) thereto:

                  (d) RECORDATION WITH RESPECT TO MORTGAGE LOANS. Notwithstanding any provisions in these Standard Terms to the contrary, OMI shall cause, with respect to each Mortgage Loan, Assignments of Mortgages to the Trustee to be prepared and recorded with respect to all Mortgages not later than one-hundred twenty (120) calendar days following the Closing Date, which recordation shall be an expense of the Company. For each Mortgage for which an Assignment of Mortgage is not duly and timely recorded as provided above, the Company shall repurchase such Mortgage pursuant to the provisions of 2.06 hereof. As evidence of recordation, the Trustee shall be entitled to rely upon, among other things (i) a certification from a title insurance company, (ii) an Opinion of Counsel,
                  (iii) a recorded Assignment or (iv) a clerk's receipt as to the recordation of any or all of the Assignments.

         (c) Section 3.04 of the Standard Terms is hereby amended by deleting the title "Advances and Compensating Interest" and replacing such title with the title "Advances", and is amended further by deleting Section 3.04(e) in its entirety.

         (d) Section 3.09(a) of the Standard Terms is hereby amended to read in its entirety as follows:

                           The Servicer shall maintain, protect, and insure any
                  Repo Property or REO Property acquired pursuant to Section
                  3.08 hereof, on behalf of the Trust, in accordance with standard industry practice solely for the purpose of its prompt disposition and sale and with a view toward maximizing the amount of principal and interest recovered on the Assets. During any period in which the Trust holds a Repo Property or REO Property, the Servicer shall not (1) lease the Repo Property or REO Property, (2) authorize or permit any construction on the Repo Property or REO Property, other than the completion of a building or improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Asset became imminent, all within the meaning of section 856(e)(4)(B) of the Code, or
                  (3) allow the Repo Property or REO Property to be used in any trade or business conducted by the Trust. If one or more REMIC elections are made with respect to the assets of the Trust, the Servicer shall use its best efforts to dispose of such Repo Property or REO Property for its fair market value by the end of the tenth month of the third calendar year following the end of the calendar year in which the Repo Property or REO Property was acquired by the Trust (the "REO Holding Period"), pursuant to the Servicer's ordinary commercial practices. If the Servicer is unable to sell such Repo Property or REO Property in the course of its ordinary commercial practices within the REO Holding Period, the Servicer shall (a) purchase such Repo Property or REO Property at a price equal to such Repo Property's or REO Property's fair market value or (b) auction such Repo Property or REO Property to the highest bidder in an auction reasonably designed to produce a fair price (an "Auction") that takes place within one month after the end of the REO Holding Period. If the Servicer and the Trustee either (1) receive an Opinion of Counsel indicating that, under then-current law, the REMIC may hold Repo Property or REO Property associated with a REMIC Asset for a period longer than the REO Holding Period without threatening the REMIC status of any related REMIC or causing the imposition of a tax upon any such REMIC or (2) the Servicer applies for and is granted an extension of the REO Holding Period pursuant to Code sections 860G(a)(8) and 856(e)(3) (the applicable period provided pursuant to such Opinion of Counsel or such Code section being referred to herein as an "Extended Holding Period"), upon the direction of OMI or the Trustee, the Servicer shall continue to attempt to sell such Repo Property or REO Property pursuant to its ordinary commercial practices until the date two months prior to the expiration of the Extended Holding Period. If no REMIC election has been made or is to be made with respect to the assets of the Trust, the REO Holding Period for disposing of any Repo Property or REO Property as described in the preceding two sentences shall be an eleven-month period. The Servicer shall either sell any Repo Property or REO Property remaining after such date in an Auction or purchase such Repo Property or REO Property (at the price set forth in this paragraph) before the end of the Extended Holding Period. In the event of any such sale of a Repo Property or REO Property, the Trustee shall, at the written request of the Servicer and upon being supplied with appropriate forms therefor, within five Business Days after its receipt of the proceeds of such sale or auction, instruct the Servicer to release to the purchaser the related Contract File and Servicer Contract File (in the case of a Repo Property), and the Trustee shall release to the purchaser the related Trustee Mortgage Loan File and shall instruct the Servicer to release to the purchaser the related Servicer Mortgage Loan File (in the case of a Mortgage Loan), and in any event the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Repo Property or

                  REO Property, and shall deliver to such purchaser any Asset Documents relating to such Contract that are in the Trustee's possession, whereupon the Trustee shall have no further responsibility with regard to any related Asset File or Servicer File. Neither the Trustee nor the Servicer, acting on behalf of the Trust, shall provide financing from such Trust to any purchaser of a Repo Property or REO Property.

         (e) Section 3.10(c) of the Standard Terms is hereby amended by adding after the final sentence thereof the following: "Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer one or more limited powers of attorney that constitutes and appoints the Servicer as the Trustee's true and lawful attorney-in-fact and agent with respect to the commencement of certain actions, in the name and on behalf of the Trustee, for the benefit of the Certificateholders, pursuant to the provisions hereof and to execute and deliver, in the Trustee's name, place and stead such papers as reasonably necessary or desirable to carry out the foregoing, at all times consistent with the Pooling and Servicing Agreement."

         (f) Section 4.01(1) of the Standard Terms is hereby amended by deleting the "and" immediately before subclause "(I)" and by adding after the final sentence thereof the following:

                           "(J) the aggregate number and the aggregate Unpaid
                  Principal Balance of Outstanding Contracts and Outstanding Mortgage Loans, stated separately, for which the Obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code; and (K) the aggregate number and the aggregate Unpaid Principal Balance of Outstanding Contracts and Outstanding Mortgage Loans for which the Obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code, stated separately, that are (i) delinquent one month (i.e., 30 to 59 days) as of the end of the related Prepayment Period, (ii) delinquent two months (i.e., 60 to 89 days) as of the end of the related Prepayment Period, and (iii) delinquent three months (i.e., 90 days or longer) as of the end of the related Prepayment Period;".

         (g) Section 5.02 of the Standard Terms is hereby amended by deleting the words "be equal to" and replacing it with the words "not be less than" on the fourth line of the first paragraph thereof.

         (h) Section 5.05(b)(1) of the Standard Terms is amended to read in its entirety as follows:

                  (1) BOOK-ENTRY CERTIFICATES. No transfer of all or any portion of any Class of Book-Entry Certificates that are ERISA Restricted Certificates shall be made to a transferee that is a Plan Investor unless such Plan Investor qualifies for an exemption from Sections 406 and 407 of ERISA and Section 4975 of the Code, and each Beneficial Owner of such a Certificate shall be deemed to have represented, by virtue of its acquisition of such a Certificate, either (i) that it is not a Plan Investor or (ii) that an exemption from Sections 406 and 407 of ERISA and Section 4975 of the Code will apply to the acquisition, holding and resale of such Certificates by the Beneficial Owner thereof.

         (i) Section 5.07 of the Standard Terms is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

                  If (a) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless (the unsecured agreement of an Institutional Holder being sufficient for such purpose), then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a BONA FIDE purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class, tenor and denomination or Percentage Interest.

         (j) Section 11.04 of the Standard Terms is hereby amended by deleting the addresses and telecopier numbers of OMI and OAC and substituting as the address for each 7800 McCloud Road, Greensboro, NC 27425-7081 and as the telecopier number for each (336) 664-3224.

SECTION 12.       REMIC ADMINISTRATION.

         (a) For purposes of the REMIC Provisions, all of the Certificates (except the Residual Certificates) will be designated as the "regular interests" in the Issuing REMIC, the nine Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
Section 12(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

         (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of Exhibit R-1 and Exhibit R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC,
(2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, (3) the Holders of a majority of the Percentage Interest in the Class R-1 Certificates together with the Holders of a majority of the Percentage Interest in the Class R-2 Certificates will have the option to make a Terminating Purchase given to the Holders of a majority of the Percentage Interest in the Residual Certificates pursuant to Section 9.01 of the Standard Terms, and (4) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

SECTION 13.       AUCTION CALL.

         (a) If the Servicer does not exercise its optional termination right as described in Section 9.01 of the Standard Terms within 90 days after it first becomes entitled to do so, the Trustee shall use commercially reasonable efforts to solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust from no fewer than two prospective purchasers that it believes to be Qualified Bidders. If OAC is then the Servicer of the Assets, the solicitation of bids shall be conditioned upon the continuation of OAC as the servicer of the Assets on terms and conditions substantially similar to those in the Pooling and Servicing Agreement, except that it shall not be required to pay compensating interest or make Advances.

         (b) If the Trustee receives bids from at least two Qualified Bidders and the net proceeds of the highest bid are equal to or greater than the Termination Price, the Trustee shall promptly advise the Servicer of the highest bid and the terms of purchase, and the Servicer shall have three Business Days, at its option, to match the terms of such bid. The Trustee shall thereafter sell the Assets, REO Properties and Repo Properties either (i) to the Servicer, if it shall so elect, or (ii) to the highest bidder, and in either case the Trustee shall distribute the net proceeds of such sale in redemption of the Certificates in compliance with Article IX of the Standard Terms and Section 5 hereof. Any such sale must also comply with the requirements applicable to a Terminating Purchase set forth in Section 9.02 of the Standard Terms.

         (c) Any costs incurred by the Trustee in connection with such sale (including without limitation any legal opinions or consents required by Section
9.02 of the Standard Terms) shall be deducted from the bid price of the Assets, REO Properties and Repo Properties in determining the net proceeds therefrom.

         (d) If the Trustee does not obtain bids from at least two Qualified Bidders, or does not receive a bid such that the net proceeds therefrom would at least equal the Termination Price, it shall not sell the Assets, REO Properties and Repo Properties, and shall thereafter have no obligation to attempt to sell same.

         (e) The Servicer shall cooperate with and provide necessary information to the Trustee in connection with any auction sale as described herein.

SECTION 14.       VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion with their respective Certificate Principal Balance.

SECTION 15.       DETERMINATION OF ONE-MONTH LIBOR.

         (a) The Class A-1 Certificates will be entitled to receive on each Distribution Date interest distributions at the Pass-Through Rate for such Class as specified in Section 3 hereof.

         (b) With respect to the Class A-1 Certificates, One-Month LIBOR shall be determined as follows:

         On each Floating Rate Determination Date, the Servicer will determine the arithmetic mean of the London Interbank Offered Rate ("LIBOR") quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Interest Accrual Period for the Class A-1 Certificates on the basis of the Reference Banks' offered LIBOR quotations provided to the Servicer as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen US0001M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Servicer and are able and willing to provide such quotations to the Servicer on each Floating Rate Determination Date; and "Bloomberg Screen US0001M Index Page" means the display designated as page "US0001M on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Servicer may, in its sole discretion, designate an alternative Reference Bank.

         On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Interest Accrual Period for the Class A-1 Certificates will be established by the Servicer as follows:

         (i) If, on any Floating Rate Determination Date, two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next Accrual Period for the Class A-1 Certificates will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

         (ii) If, on any Floating Rate Determination Date, only one or none of the Reference Banks provides such offered One-Month LIBOR quotations for the next applicable Interest Accrual Period, One-Month LIBOR for the next Accrual Period for the Class A-1 Certificates will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Servicer determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Servicer are quoting on such Floating Rate Determination Date to leading European banks.

         (iii) If, on any Floating Rate Determination Date, the Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

         Notwithstanding the foregoing, One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period on the Class A-1 Certificates for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for an Interest Accrual Period on the Class A-1 Certificates would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Servicer shall select an alternative index (over which the Servicer has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

         The establishment of One-Month LIBOR (or an alternative index) by the Servicer and the Servicer's subsequent calculation of the Pass-Through Rate on the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

SECTION 16.       GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of North Carolina and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of North Carolina, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.       FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 18.       COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 19.       ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

         IN WITNESS WHEREOF, OMI, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                                              OAKWOOD MORTGAGE INVESTORS, INC.

                                               By: /s/Douglas R. Muir
                                                   ----------------------

                                                Name: Douglas R. Muir

                                                Title: Vice President




                                              OAKWOOD ACCEPTANCE CORPORATION

                                              By: /s/Douglas R. Muir
                                                  ----------------------

                                               Name: Douglas R. Muir

                                               Title: Vice President




                                              PNC BANK, NATIONAL ASSOCIATION,
                                                       AS TRUSTEE


                                              By: /s/Judy A. Wisniewski
                                                  -------------------------

                                              Name:    Judy A. Wisniewski

                                              Title: Assistant Vice President

STATE OF NORTH CAROLINA    )
                           )   s.
COUNTY OF DAVIDSON         )


         The foregoing instrument was acknowledged before me in the County of Guilford this 2nd day of June, 1998 by Douglas R. Muir, Vice President of Oakwood Mortgage Investors, Inc., a North Carolina corporation, on behalf of the corporation.



                                                  /s/Dena B. Cardwell
                                                  ----------------------------
                                                         Notary Public

My Commission expires:  11-30       , 2000
                        ------------------



STATE OF NORTH CAROLINA    )
                           )   s.
COUNTY OF DAVIDSON         )


         The foregoing instrument was acknowledged before me in the County of Guilford this 2nd day of June, 1998 by Douglas R. Muir, Vice President of Oakwood Acceptance Corporation, a North Carolina corporation, on behalf of the corporation.



                                                /s/Dena B.Cardwell
                                                --------------------------------
                                                         Notary Public

My Commission expires:     11-30    , 2000
                           ---------------

COMMONWEALTH OF PENNSYLVANIA        )
                                    )   s.
CITY OF PHILADELPHIA                )


         The foregoing instrument was acknowledged before me in the City of Philadelphia, this 4th day of June, 1998, by Judy A. Wisniewski, Asst. Vice President of PNC Bank, National Association, a national banking association, on behalf of the association.

                                                 /s/Joan F. Wilson
                                                 -------------------------------
                                                         Notary Public

My Commission expires:  Feb. 12, 2001
                        -------------

         INDEX TO SCHEDULES AND EXHIBITS


SCHEDULE IA                Initial Contract Schedule
SCHEDULE IB                Initial Mortgage Loan Schedule
SCHEDULE IIA               Subsequent Contract Schedule
SCHEDULE IIB               Subsequent Mortgage Loan Schedule
EXHIBIT A-1                Form of Class A-1 Certificate
EXHIBIT A-2                Form of Class A-2 Certificate
EXHIBIT A-3                Form of Class A-3 Certificate
EXHIBIT A-4                Form of Class A-4 Certificate
EXHIBIT A-5                Form of Class A-5 Certificate
EXHIBIT M-1                Form of Class M-1 Certificate
EXHIBIT M-2                Form of Class M-2 Certificate
EXHIBIT B-1                Form of Class B-1 Certificate
EXHIBIT B-2                Form of Class B-2 Certificate
EXHIBIT  X                 Form of Class  X  Certificate
EXHIBIT  R                 Form of Class  R  Certificate